Exhibit 99.1

PRESS RELEASE

Letter from the CEO of Tivic Health, Jennifer Ernst.

Tivic Health CEO Provides Additional Information regarding the Company’s Current Report on Form 8-K

SAN FRANCISCO – July 28, 2023 – Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today issued the following letter from the CEO, Jennifer Ernst, providing additional information regarding the company’s current report on Form 8-K filed with the SEC this afternoon.

Dear Investors and Stakeholders in Tivic,

As CEO of Tivic Health, I feel it is my duty to provide clarity to investors regarding the information included in the Current Report on Form 8-K we filed with the SEC today, pertaining to a Notice of Delisting. I have every confidence that this matter will be resolved by mid-August and wish to share the following information to assist investors.

This afternoon, Tivic filed a Current Report on Form 8-K stating have received a notification letter from the Listing Qualifications Department of Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii), the Staff has determined to delist the company’s common stock from the Nasdaq Capital Market as a result of the common stock closing at a price of $0.10 or below for ten consecutive trading days.

First, I want to note that we anticipated receipt of this mandatory formal notice from Nasdaq and have taken steps to resolve the issue by mid-August.

We have requested a hearing to appeal the determination, which has been granted and scheduled for September 21, 2023. While the appeal process is pending, the suspension of trading will be stayed, and our common stock will continue to trade on the Nasdaq Capital Market.

Following is a summary of the steps that led to the receipt of this notification and the actions we have taken to resolve the deficiency:

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In January 2023, Tivic was notified by Nasdaq that the closing price of our common stock was below $1.00 for 30 consecutive trading days, and Tivic was provided a 6-month grace period to regain compliance with Nasdaq minimum bid price requirements.
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At the annual meeting of stockholders convened on June 6, 2023, and adjourned in part to June 14, 2023, the Tivic Board of Directors recommended a measure authorizing the Board to enact a reverse stock split in order to remedy the minimum bid price deficiency.
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Approximately 87% of the votes received at the annual stockholder meeting, or approximately 14 million shares, voted in favor of the measure. Unfortunately, the measure required a favorable vote from a majority of the shares of Tivic’s outstanding common stock.
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Given the limited votes received in response to proxy solicitations, the votes in favor amounted to approximately 47% of Tivic’s issued and outstanding shares.
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Therefore, the measure did not pass and we began taking additional steps to regain compliance with the Nasdaq rules.
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On July 10, 2023, following the annual stockholder meeting, the company closed a public offering of its securities, in connection with which, investors in the offering contractually agreed to vote in favor of a similar reverse stock split measure at an upcoming special stockholder meeting.

Looking ahead, the company’s special stockholder meeting has been set for August 11, 2023, at 10:00 AM Pacific (1:00 PM Eastern). Proxies have been mailed out, and we strongly urge all investors to vote in favor of the reverse split authorization, consistent with ISS guidance on the proxy.

We are confident that, with the contractually obligated votes, we will secure sufficient support at the special stockholder meeting to approve the reverse stock split measure. This would then allow us to implement a reverse stock split and regain compliance with the Nasdaq rules shortly after the stockholder meeting. Although no guarantees can be offered, this process is well underway and will allow us to regain compliance well in advance of the September hearing date.

Maintaining our NASDAQ listing is our top priority. Throughout this process, our management, board of directors, and company counsel have been working tirelessly to protect our Nasdaq listing. We have also been actively communicating with Nasdaq at each critical stage, and we anticipate a quick resolution to this issue as we move past receipt of the mandatory notification.

Meanwhile, we have taken several other measures to fortify Tivic's position. We have undertaken a reduction in force, conducted internal restructuring, and bolstered our leadership team with experts experienced in public company turnaround, M&A, and growth.

Our mission at Tivic Health - to fight disease, enhance health, and increase the vibrancy of life through the advancement of bioelectronic medicine - remains stronger than ever. The core of this mission guides us as we continue to evaluate ways to create and enhance new shareholder value.

I am sincerely grateful for the commitment that our extended team and investors have shown, especially during challenging times.

Specifically, I want to thank our team, our legal counsel, our extensive network of collaborators and champions, our key contacts at Nasdaq, as well as the investors that have remained bullish on the company even through our difficult times. These are the battles worth fighting as we work to deliver an increasing array of therapeutic solutions that address unmet clinical needs.

In conclusion, I reiterate our confidence in regaining our good standing with Nasdaq and look forward to resolving this matter in an expedient fashion.

With deepest gratitude,

Jennifer Ernst

CEO, Tivic Health

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: our receipt of sufficient votes to approve a reverse stock split at the upcoming special meeting of stockholders; Nasdaq’s acceptance of our appeal and grant of additional time to regain compliance with the minimum bid price requirement; the effectiveness of the reverse stock split; the company’s financial condition; market, economic and other conditions; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Kayleigh Westerfield

Kayleigh.Westerfield@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com